EXHIBIT 16.2

                               POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MUNICIPAL SECURITIES FUND, INC, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Vermont Municipal Income Fund, a portfolio of Federated Municipal Securities Income Trust, into Federated Municipal Securities Fund, Inc., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                           TITLE                                  DATE



/S/ John F. Donahue
John F. Donahue                      Director                       May 30, 2007



/S/ J. Christopher Donahue
J. Christopher Donahue               President and Director         May 30, 2007
                                     (Principal Executive Officer)



/S/ Richard A. Novak
Richard A. Novak                     Treasurer                      May 30, 2007
                                     (Principal Financial Officer)



/S/ Thomas G. Bigley
Thomas G. Bigley                     Director                       May 30, 2007



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                  Director                       May 30, 2007



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis             Director                       May 30, 2007



/S/ John F. Cunningham
John F. Cunningham                   Director                       May 30, 2007



/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.              Director                       May 30, 2007



/S/ Peter E. Madden
Peter E. Madden                      Director                       May 30, 2007



/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.            Director                       May 30, 2007



/S/ John E. Murray, Jr.
John E. Murray, Jr.                  Director                       May 30, 2007



/S/ Thomas M. O'Neill
Thomas M. O'Neill                    Director                       May 30, 2007



/S/ Marjorie P. Smuts
Marjorie P. Smuts                    Director                       May 30, 2007



/S/ John S. Walsh
John S. Walsh                        Director                       May 30, 2007



/S/ James F. Will
James F. Will                        Director                       May 30, 2007